Exhibit 99.1

Antero Resources Announces Simplified Midstream Corporate Structure and $600 Million Share Repurchase Program

Denver, Colorado, October 9, 2018— Antero Resources (NYSE: AR) (“Antero”, the “Company” or “AR”) today announced a simplified midstream corporate structure in which Antero Midstream GP LP (NYSE: AMGP) (“AMGP”) and Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream Partners” or “AM”) have entered into a definitive agreement for AMGP to acquire all outstanding AM common units in a stock and cash transaction. In connection with the transaction, AMGP will convert into a corporation and the combined entity will be renamed Antero Midstream Corporation (“New AM”).  Additionally, Antero Resources board of directors approved a share repurchase program of up to $600 million.

Highlights Include:

•                  With the simplification of the midstream structure, AR is expected to receive 158.4 million New AM shares and cash consideration of at least $300 million, each depending on the cash election of other AM unitholders

•                  The simplification results in further alignment of interest in the midstream entity, with AR owning approximately 31% of New AM as the single largest shareholder, assuming it does not elect to receive additional cash

•                  Pro forma dividend targets keep AR’s existing distributions whole through 2022 (based on an all-in exchange ratio of 1.776 shares per unit)

•                  AR is expected to be substantially shielded from paying current tax payments on its gain with respect to the simplification transaction through the utilization of a portion of its $3.0 billion of net operating losses (“NOLs”), as of December 31, 2017

•                  AMGP will be converted from a limited partnership into a corporation at closing with a majority of its Board being independent directors

•                  Simplification transaction is expected to close in the first quarter of 2019 subject to favorable majority of minority unitholder and shareholder votes at both Antero Midstream Partners and AMGP, respectively

•                  The new C-corp entity will be renamed “Antero Midstream Corporation” post-closing

•                  Antero intends to execute on a $600 million share repurchase program, representing over 10% of shares outstanding, to be completed over the next 12 to 18 months depending on market conditions

•                  Share repurchase program expected to be fully funded by cash proceeds from the midstream simplification transaction and expected free cash flow

•                  Stand-Alone financial leverage targets will not be impacted by the share repurchase program, as the Company intends to maintain leverage at or below 2.25x by year-end 2018 and at or below 2.0x by year-end 2019

Commenting on today’s announcements, Paul Rady, Co-founder, Chairman and CEO said, “This is a “win-win-win” for the Antero family as it simplifies our corporate structure, returns capital to shareholders and better aligns shareholder interest. At the current AR share price, we believe an open market share repurchase program is an attractive way to deliver value to our shareholders. Additionally, by maintaining our integrated structure, we continue to hold a competitive advantage as we develop our core liquids Appalachian Basin assets in a coordinated effort alongside our midstream provider, New AM. We remain focused on executing on our five year development plan announced at the January analyst day as Antero joins an elite group of E&Ps with scale, attractive production growth, low leverage and free cash flow generation.”

Midstream Simplification Transaction Details

Under the terms of the simplification agreement, AMGP will acquire 100% of Antero Midstream Partners’ 188.1 million fully diluted common units outstanding, including 98.9 million common units owned by Antero Resources. Antero Resources will be entitled to receive a combination of $3.00 in cash and 1.6023 shares of New AM stock for each AM unit owned, resulting in aggregate consideration valued at $30.43 per AM unit, based on the October 8, 2018 closing price. The consideration to AR represents a premium of 3% based on the closing price as of October 8, 2018 and a premium of 15% based on closing prices as of February 23, 2018 prior to the announcement of the Special Committee formation.  AM public unitholders will be entitled to receive a combination of $3.415 in cash and 1.635 shares of New AM stock per AM unit owned, resulting in aggregate consideration valued at $31.41 per

AM unit, based on the October 8, 2018 closing price.  AM public unitholders will be entitled to elect to receive their merger consideration in all cash, all stock or a combination of cash and stock as outlined above. AR will have the ability to elect to take a larger portion of its merger consideration in cash if the AM public unitholders elect to receive more stock consideration, subject to pro ration, to ensure that the aggregate amount of cash consideration paid to all AM unitholders equals $598 million.  Following the simplification, New AM will eliminate all incentive distribution rights in AM (the “IDRs”) and the Series B units, which represent 10-year profits interests in Antero IDR Holdings (“IDR LLC”), the entity that holds all of the outstanding IDRs in AM.

In connection with the transaction, Series B unitholders agreed to an early termination to exchange their profits interests for an aggregate of 17.35 million shares in New AM upon the closing of the simplification transaction.  The 17.35 million New AM shares represent approximately 4.4% of the pro forma market capitalization of New AM in excess of $2.0 billion based on closing prices as of October 8, 2018.  If the Series B units and the IDRs were not eliminated as part of the transaction, the Series B units would be entitled to receive up to 6% of the IDR cash flow stream above $7.5 million per quarter from Antero Midstream Partners and would be exchangeable, at the option of the holders, into up to 6% of the pro forma market capitalization of New AM in excess of $2.0 billion through the maturity date of December 31, 2026.  The New AM shares issued in exchange for outstanding Series B units will be subject to the same vesting conditions to which the Series B units are currently subject, with one-third currently vested, another one-third vesting at December 31, 2018 and the final one-third vesting on December 31, 2019.  Accordingly, a portion of the shares in New AM to be issued to the Series B unitholders will continue to be subject to vesting and forfeiture through December 31, 2019, and will not be entitled to receive any dividends from New AM prior to their vesting on December 31, 2019.  The exchange of the Series B units in connection with the simplification transaction further aligns management, employees, financial sponsors and pro forma shareholders and lowers the cost of capital for future investment decisions.  Following the simplification transaction and exchange of the Series B units, New AM will have approximately 508 million fully diluted shares outstanding.

The Antero Resources Special Committee, consisting of directors not associated with management or the original financial sponsor groups, evaluated the transaction on behalf of the public shareholders and the board of directors of Antero Resources, which currently owns approximately 53% of the Antero Midstream Partners units outstanding. The Antero Resources Special Committee recommended approval of the simplification transaction to the AR board of directors. The AMGP Conflicts Committee, consisting of directors not associated with management or the original financial sponsor groups, evaluated the transaction on behalf of the public shareholders and the AMGP board of directors.  The AMGP Conflicts Committee recommended approval of the simplification transaction to the board of directors of AMGP. The Antero Midstream Partners Conflicts Committee, consisting of directors not associated with management or the original financial sponsor groups, evaluated the transaction on behalf of the public unitholders and the AM board of directors, and also recommended approval of the simplification transaction to the AM board of directors. The transaction was approved by the board of directors of Antero Resources, AMGP and Antero Midstream Partners.

The transaction is subject to the approval of holders of a majority of the shares held by AMGP’s public shareholders excluding the original private equity sponsors, Series B holders and affiliates of AMGP’s general partner. The transaction is also subject to the approval of holders of a majority of the units held by AM unitholders, excluding Antero Resources, the original private equity sponsors, the Series B holders and affiliates of AM’s general partner. The closing of the transaction is expected in the first quarter of 2019, subject to obtaining these approvals and customary regulatory approvals.

$600 Million Share Repurchase Program

The open market share repurchase program is expected to commence during the fourth quarter of 2018 and extend over the next 12 to 18 months, allowing the company to be opportunistic regarding the share repurchase price. However, leverage reduction remains a top priority for AR.  Therefore, share repurchases will be executed only when leverage is expected to be at or below the 2.25x Stand-Alone Net Debt to Stand-Alone Adjusted EBITDAX target for year-end 2018 and at or below 2.0x for year-end 2019.  This program is expected to be fully funded with cash proceeds from the following:

•                  Approximately $300 million in cash proceeds related to the midstream simplification (which cash amount may be increased by AR depending on cash election from all AM public unitholders)

•                  $300 million from a portion of the expected free cash flow to be generated over the next 12 to 18 months, including $125 million from the first tranche of the Antero Midstream water earn-out payments expected in early 2020

Cash Proceeds from AMGP Acquisition of AM

In connection with the simplification transaction, AR expects to elect to receive a minimum of approximately $300 million in cash proceeds, or $3.00 per unit for each AM unit held, as well as receive 158.4 million New AM shares.  Depending on the cash election of AM unitholders other than AR, the cash consideration could increase up to the total cash pool in the simplification transaction of approximately $598 million and conversely the number of New AM shares could decrease depending on the outcome of the cash election.  Upon completion of the transaction and assuming the $3.00 per unit is received in cash, AR will have a 31% ownership in the pro forma midstream entity.  While the simplification transaction will be fully taxable to AR and the other AM unitholders, AR is expected to be substantially shielded from paying current tax on its gain with respect to the simplification transaction through the utilization of a portion of its $3.0 billion of NOLs held at December 31, 2017.  Even with the utilization of NOLs in connection with the simplification transaction, AR does not expect to pay a material amount of cash taxes through at least 2022 based on the long-term development plan outlined at the 2018 analyst day.

Free Cash Flow

The remainder of the share repurchase program will be funded through free cash flow expected to be generated over the next 12 to 18 months.

Commenting on the share repurchase program, Glen Warren, Co-founder, President, and Chief Financial Officer of Antero Resources said, “Today’s announcements provide Antero Resources an exciting opportunity to unlock shareholder value. We will remain disciplined in utilizing the share repurchase program along with our priority to reduce Stand-Alone leverage metrics to at or below 2.25x by year-end 2018 and at or below 2.0x by year-end 2019. If fully utilized at the current share price, this initial $600 million program would result in a reduction of more than 10% of the current shares outstanding. Additionally, we believe the midstream simplification will unlock shareholder value with a best-in-class midstream structure, a more liquid vehicle from a trading perspective and better alignment of interest between Antero entities, while also accelerating the return of capital to our shareholders.”

Conference Call

A conference call for Antero Resources is scheduled on Tuesday, October 9th, 2018 at 9 am MT to discuss the details of today’s announcement.  A brief Q&A session for security analysts will immediately follow the discussion.  To participate in the call, dial in at 1-888-347-8204 (U.S.), 1-855-669-9657 (Canada), or 1-412-902-4229 (International) and reference “Antero Resources”.  A telephone replay of the call will be available until October 16, 2018 at 9 am MT at 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) using the passcode 10125145.

Presentation

An updated presentation will be posted to the Company’s website before the October 9, 2018 transaction conference call.  The presentation can be found at www.anteroresources.com on the homepage.  Information on the Company’s website does not constitute a portion of this press release.

Financial and Legal Advisors

Vinson & Elkins acted as legal advisor to AMGP, Antero Midstream Partners and Antero Resources.  J.P. Morgan Securities LLC acted as financial advisor to Antero Resources. Baird and Sidley Austin LLP acted as financial and legal advisors, respectively, to the Special Committee of AR.  Goldman Sachs and Hunton Andrews Kurth acted as financial and legal advisors, respectively, to the Conflicts Committee of AMGP.  Richards, Layton & Finger acted as Delaware counsel to the Conflicts Committee of AMGP.  Morgan Stanley & Co. LLC acted as the financial advisor to Antero Midstream Partners.  Tudor, Pickering, Holt & Co. and Gibson, Dunn & Crutcher LLP acted as financial and legal advisors, respectively to the Conflicts Committee of Antero Midstream Partners.

Antero Resources is an independent natural gas and oil company engaged in the acquisition, development and production of unconventional liquids-rich natural gas properties located in the Appalachian Basin in West Virginia and Ohio. The Company’s website is located at www.anteroresources.com.

This release includes “forward-looking statements”.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero expects, believes or anticipates will or may occur in the future, such as the expected sources of funding and timing for completion of the share repurchase program if at all, statements regarding the simplification transaction, the expected consideration to be received in connection with the closing of the simplification transaction, pro forma descriptions of the Company and its operations following the simplification transaction, the timing of the consummation of the simplification transaction, if at all, the extent to which AR will be shielded from tax payments associated with the simplification transactions, anticipated cost savings, AR’s expected free cash flow generation, AR’s targeted leverage metrics and opportunities and anticipated future performance, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Antero cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Antero’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, the expected timing and likelihood of completion of the simplification transaction, including the ability to obtain requisite regulatory, unitholder and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed simplification transaction, risks that the proposed simplification transaction may not be consummated or the benefits contemplated therefrom may not be realized, the cost savings, tax benefits and any other synergies from the simplification transaction may not be fully realized or may take longer to realize than expected, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in Antero’s Annual Report on Form 10-K for the year ended December 31, 2017.

No Offer or Solicitation

This communication relates to a proposed business combination transaction between AM and AMGP. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information And Where To Find It

In connection with the transaction, AMGP will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that will include a joint proxy statement of AM and AMGP and a prospectus of AMGP. The transaction will be submitted to AM’s unitholders and AMGP’s shareholders for their consideration. AM and AMGP may also file other documents with the SEC regarding the transaction. The definitive joint proxy statement/prospectus will be sent to the shareholders of AMGP and unitholders of AM. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that AMGP or AM may file with the SEC or send to shareholders of AMGP or unitholders of AM in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF AM AND AMGP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by AMGP or AM through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by AM will be made available free of charge on AM’s website at http://investors.anteromidstream.com/investor-relations/AM, under the heading “SEC Filings,” or by directing a request to Investor Relations, Antero Midstream Partners LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310. Copies of documents filed with the SEC by AMGP will be made available free of charge on AMGP’s website at http://investors.anteromidstreamgp.com/Investor-Relations/AMGP or by directing a request to Investor Relations, Antero Midstream GP LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310.

Participants In The Solicitation

AR, AMGP, AM and the directors and executive officers of AMGP and AM’s respective general partners and of AR may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction.

Information regarding the directors and executive officers of AM’s general partner is contained in AM’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing AM’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of AMGP’s general partner is contained in AMGP’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of AR is contained in AR 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http:// www.anteroresources.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described above.

For more information, contact Michael Kennedy — SVP — Finance, at (303) 357-6782 or mkennedy@anteroresources.com.